UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

GoLogiq, Inc.

(Exact name of registrant as specified in its charter)

NV	333-210544	35-2618297
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street, 16-079 New York, NY 10004
(Address of Principal Executive Offices)

(808) 829-1057

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2023, GoLogiq, Inc. (the “Company”) entered into a binding letter of intent (the “LOI”), with Nest Egg Investments, LLC, a Delaware limited liability corporation (“Nest Egg”) and members of Nest Egg (the “Members”) for a potential transaction pursuant to which the Company would acquire 100% of the outstanding membership interests of Nest Egg (the “Acquisition”) from the Members in exchange for shares of common stock of the Company having a value of approximately $30 million immediately following such exchange.

The parties intend that the closing of the Acquisition occur as soon as practicable after the execution of the definitive transaction documents (the “Definitive Documents”), but not later than March 31, 2023, unless otherwise mutually agreed in writing by the parties. Closing of the Acquisition would be subject to a number of conditions, including but not limited to, approval of the Acquisition by the shareholders of the Company and members of Nest Egg, obtaining necessary third-party approvals, including, without limitation, FINRA approvals, and no material adverse change occurring in the Company or Nest Egg. Despite the binding nature of the LOI, the LOI may be terminated by either Party without any liability to the other party if the Definitive Documents have not been negotiated, executed and delivered on or before February 28, 2023. Once executed, the Definitive Documents shall supersede this LOI in its entirety, except to the extent otherwise provided in the Definitive Documents.

The parties have agreed to an exclusivity period until March 31, 2023, during which negotiations leading to the execution of Definitive Documents shall be undertaken in good faith and in a mutually exclusive manner and that neither party will circumvent the other during such negotiations.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent attached thereto, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

This current report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This Current Report on Form 8-K contains statements concerning the timing of the closing of the Acquisition, as well as other expectations, plans, goals, objectives, assumptions or information about future events, conditions, results of operations or performance that may constitute forward-looking statements or information under applicable securities legislation. Such forward-looking statements or information are based on a number of assumptions, which may prove to be incorrect. In addition to other assumptions identified in this Current Report on Form 8-K, assumptions have been made regarding, among other things, the completion of the Definitive Documents, the Company’s, Nest Egg’s and the Members’ due diligence review and the receipt of applicable shareholder/member and third party approvals.

Although the Company believes that the expectations reflected in such forward-looking statements or information are reasonable, undue reliance should not be placed on forward-looking statements because the Company can give no assurance that such expectations will prove to be correct.

Forward-looking statements or information are based on current expectations, estimates and projections that involve a number of risks and uncertainties which could cause actual results to differ materially from those anticipated by the Company and described in the forward-looking statements or information. These risks and uncertainties include the risks that the conditions to the Acquisition will not be satisfied or the Acquisition will not close on the terms expected.

The forward-looking statements or information contained in this Current Report on Form 8-K are made as of the date hereof and the Company undertakes no obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Item 7.01 Regulation FD Disclosure.

On January 10, 2023, the Company issued a press release regarding entry into the LOI. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1	Letter of Intent, dated January 9, 2023, by and among GoLogiq Inc., Nest Egg Investments LLC.. and Members of Nest Egg Investments LLC.*
99.1	Press release, dated January 10, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The copies of the Agreement filed herewith have been redacted to remove certain confidential information. We intend to file a confidential treatment request with the Commission regarding this information and/or include such information by amendment to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GoLogiq, Inc.

Date: January 10, 2023	By:	/s/ Brent Suen
		Name:	Bren Suen
		Title:	Chief Executive Officer

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